UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 18, 2017

MY SIZE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37370	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Arava St., pob 1206, Airport City, Israel, 7010000

(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code +972-3-600-9030

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company       ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

On April 20, 2017, MySize, Inc. (the “Company”) received a communication from the Israeli Postal Service (the “Israeli Post”) terminating its relationship and ceasing further discussions.

Previously, on April 18, 2017, MySize announced it had entered into a cooperation agreement with Israel Post which was mischaracterized by the Company as a definitive agreement. The Company and the Israeli Post had exchanged letters under which it was agreed to enter into a non-exclusive pilot program, pursuant to which the Israeli Post would decide whether it would enter negotiations with Mysize regarding the purchase of the product and under which commercial terms. On April 19, 2017, the Company issued a corrective press release explaining that that while MySize had submitted a proposal to the Israel Post, which was initially received favorably, the parties had not entered into or signed any formal or definitive agreement, and did not expect to enter into a formal or definitive agreement with respect to the pilot program or new services until the completion of the development and trial periods.

The Israel Post expressed its discontent with the release of inaccurate information, and has elected to cease communication with the Company.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

99.1 99.2 99.3	Press Release, dated April 18, 2017 Corrective Press Release, dated April 19, 2017 Press Release, dated April 20, 2017

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MY SIZE, INC.

Date: April 21, 2017	By:	/s/ Ronen Luzon
	Name:	Ronen Luzon
	Title:	Chief Executive Officer